UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2013-14 Corporate Incentive Plan

On May 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Voltari Corporation (the “Company”) approved the Company’s Amended and Restated 2013-14 Corporate Incentive Plan (the “Amended and Restated 2013-14 CIP”). The Amended and Restated 2013-14 CIP is intended to aid in the retention of highly qualified employees by providing eligible employees with additional compensation for their contributions to the achievement of the Company’s objectives. In order to be eligible to participate in the Amended and Restated 2013-14 CIP and receive a bonus award, a participant must be a full-time, active employee working in a bonus eligible position. The participant must be actively employed and in good standing on the actual bonus payment date in order to receive a payout. The Committee set target bonuses that are structured by position or job level as a percentage of an eligible employee’s annual base salary. For the Company’s Acting Chief Executive Officer and its Chief Financial Officer, the Amended and Restated 2013-14 CIP provides that, subject to the achievement of certain minimum financial targets, 25% of the target bonus is tied to the achievement of EBITDA objectives, 25% is tied to the achievement of revenue objectives and 50% of the target bonus is discretionary and to be determined in the sole and absolute discretion of the Committee. For all eligible participants, payouts based on the achievement of EBITDA and revenue objectives cannot exceed 150% of the portion of the target bonus tied to each such objective.

The foregoing description of the Amended and Restated 2013-14 CIP does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2013-14 CIP filed as Exhibit 10.1 hereto and incorporated herein by reference.

Cash Bonus Awards

On May 20, 2014, the Committee awarded discretionary cash bonuses in the amount of $100,000 and $20,000 to Richard Sadowsky, the Company’s Acting Chief Executive Officer, and John Breeman, the Company’s Chief Financial Officer, respectively, each in connection with his contributions to the Company in the fiscal year ended December 31, 2013.

Grants of Stock Options

On May 20, 2014, the Committee granted Mr. Sadowsky options to purchase 48,000 shares of common stock, $0.01 par value per share (“Common Stock”), of the Company (the “Sadowsky Grant”). The Committee also granted Mr. Breeman options to purchase 10,000 shares of Common Stock, (the “Breeman Grant,” and together with the Sadowsky Grant, the “Option Grants.”) The Option Grants were made under the Company’s 2010 Long Term Incentive Compensation Plan pursuant to an award agreement previously filed with the Securities and Exchange Commission on May 30, 2013 as Exhibit 10.2 to Motricity, Inc.’s (File No. 001-34781) Current Report on Form 8-K and incorporated herein by reference.

The options subject to the Option Grants have an exercise price of $3.40 and vest as follows, subject to continued employment on each vesting date: (i) twenty-five percent (25%) of the options will vest in four (4) equal tranches on each anniversary of the vesting commencement date (i.e., 6.25% each year); and (ii) the remaining seventy-five percent (75%) of the options will vest on the third anniversary of the vesting commencement date, subject to the achievement of certain pre-determined stock price targets set by the Board.

Item 8.01 Other Events.

On May 27, 2014, the Company issued a press release announcing the date for its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and the deadline for introducing a proposal or nomination for a vote by stockholders at the Annual Meeting.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2013-2014 Corporate Incentive Plan*

99.1	Press release dated May 27, 2014.

*	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

May 27, 2014	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky
Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated 2013-2014 Corporate Incentive Plan*

99.1	Press release dated May 27, 2014.

*	Confidential treatment has been requested for certain provisions of this Exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.